SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)

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☐	Preliminary proxy statement
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

INTERACTIVE SYSTEMS WORLDWIDE INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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INTERACTIVE SYSTEMS WORLDWIDE INC.

2 Andrews Drive

West Paterson, New Jersey 07424

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 17, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN to the stockholders of INTERACTIVE SYSTEMS WORLDWIDE INC., a Delaware corporation (the “Company”), that the Annual Meeting of Stockholders (the “Meeting”) will be held at the Prime Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, NJ 07004, at 10:00 a.m., local time, on September 17, 2007 for the following purposes:

1.    To elect a board of three directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.    To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock by 60,000,000 shares, from 20,000,000 to 80,000,000.

3.    To ratify the selection of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and

4.    To transact such other and further business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record of the Company at the close of business on August 10, 2007 are entitled to notice of and to vote at the Meeting or any adjournments thereof. The stock transfer books will not be closed.

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 accompanies this notice.

By Order of the Board of Directors,

Bernard Albanese
Chairman of the Board of Directors

West Paterson, New Jersey
August 15, 2007

RETURN OF PROXIES

WE HOPE YOU PLAN TO ATTEND THE MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

INTERACTIVE SYSTEMS WORLDWIDE INC.

PROXY STATEMENT

GENERAL

The enclosed proxy (“Proxy”) is solicited by the Board of Directors (the “Board”) of INTERACTIVE SYSTEMS WORLDWIDE INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at the Prime Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on September 17, 2007 at 10:00 a.m., local time, or at any adjournments thereof (the “Meeting”). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about August 15, 2007, to all stockholders of record of the Company on August 10, 2007. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

The management of the Company knows of no business other than that specified in Items 1, 2 and 3 of the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

SOLICITATION OF PROXIES

The persons named as proxies are Bernard Albanese, Chairman of the Board, Chief Executive Officer and President of the Company, and Bruce Feldman, Director of the Company. Shares of the Company’s common stock, par value $.001 per share (“Common Stock”) and shares of the Company’s Series A Preferred Stock, par value $.001 per share (“Series A Preferred Stock”), represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of specification, the Common Stock and Series A Preferred Stock will be voted (i) FOR the election of each of the three persons nominated by the Board to serve as directors, (ii) FOR the approval of the amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock by 60,000,000 shares, from 20,000,000 to 80,000,000, (iii) FOR the ratification of the selection of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007 and (iv) in the discretion of the proxies, on any other business which may properly come before the Meeting.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally, by telephone or other means of communication. The Company may also request brokerage houses, banking institutions and other custodians, nominees and fiduciaries, with respect to Common Stock or Series A Preferred Stock held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

SHARES OUTSTANDING AND VOTING RIGHTS

Only stockholders of record at the close of business on August 10, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Meeting or any adjournments thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 12,265,715 shares of Common Stock and 60,000 shares of Series A Preferred Stock. There was no other class of voting securities outstanding on the Record Date. The Company has 3,742 shares of Series C Preferred Stock issued and outstanding. Shares of Series C Preferred Stock are not entitled to vote at the meeting. Each outstanding share of Common Stock and each outstanding share of Series A Preferred Stock, voting together as a class, is entitled to one vote which may be cast in person or by proxy duly authorized in writing. No shares have cumulative voting rights.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, counted together as a class, entitled to vote at the Meeting shall constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The vote required for the proposals is as follows:

•
Directors are elected by a plurality of the voting power of the issued and outstanding Common Stock and Series A Preferred Stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on the election of directors.

•
To act on the amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, the affirmative vote of the majority of the voting power of the issued and outstanding Common Stock and Series A Preferred Stock of the Company, voting as a single class, will be required.

•
To act on all other proposals before or to come before the Meeting, including ratification of the selection of Eisner LLP as the Company’s independent registered public accounting firm as described in Proposal No. 3, the affirmative vote of the majority of the voting power of the issued and outstanding Common Stock and Series A Preferred Stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on such proposal will be required.

Abstentions will have no effect on the vote for election of directors but will have the effect of a vote against the other proposals. Broker non-votes will have the effect of a vote against the proposal to amend the Certificate of Incorporation but no effect on the other proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 10, 2007, certain information regarding the beneficial ownership of the Company’s outstanding Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each current director and each current or former executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”), (iii) each nominee for election as a director and (iv) all directors and executive officers as a group. As of August 10, 2007, there were outstanding 12,265,715 shares of the Company’s Common Stock, 60,000 shares of the Company’s Series A Preferred Stock and 3,742 shares of the Company’s Series C Preferred Stock. The Series C Preferred Stock are non-voting securities. No current director, executive officer, or nominee for election as a director or person known by the Company to beneficially own more than five percent of the outstanding Common Stock owns any shares of Series A Preferred Stock. All shares of Series A Preferred Stock that are outstanding as of August 10, 2007 are owned by MultiSport Games Development Inc., a Delaware corporation.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Barry Mindes (4)	3,023,952	24.7
Mindes Family Limited Partnership (5)	1,511,523	12.3
Omicron Master Trust (6)	612,059	4.9
Midsummer Investment, Ltd. (7)	612,059	4.9
Bernard Albanese (8) (9)	467,724	3.7
The Marie Albanese Trust, Marie Albanese and Christine Albanese, trustees (9)	302,304	2.5
Bruce Feldman (10)	70,000	*
Philip Rule (11)	93,300	*
Andrew Harbison (12)	75,521	*
James McDade (13)	97,000	*
Stephen Salmon (14)	28,000	*
All directors and executive officers as a group (3 persons) (15)	631,024	5.0

*	Less than 1% of the Common Stock outstanding.
(1)	The address of each beneficial owner identified is c/o Interactive Systems Worldwide Inc., 2 Andrews Drive, West Paterson, NJ 07424, except as indicated in Notes 5, 6 and 7.
(2)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of options, warrants or convertible securities.

(3)
Each beneficial owner’s percentage ownership is determined by assuming that (i) options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof, have been exercised or converted and are outstanding and (ii) 12,265,715 shares of Common Stock are outstanding, before any consideration is given to options, warrants or convertible securities.

(4)
Includes 1,511,523 shares held by Mindes Family Limited Partnership, the general partner of which is an entity wholly-owned by Mr. Mindes. Mr. Mindes disclaims beneficial ownership of the shares owned by Mindes Family Limited Partnership to the extent such shares of Common Stock exceed his proportionate interest therein. Mr. Mindes’ address is 100 Old Palisade Rd., Unit PL5, Fort Lee, NJ 07024.

(5)	The address for Mindes Family Limited Partnership is 100 Old Palisade Rd., Unit PL5, Fort Lee, NJ 07024.
(6)
Consists of shares issuable upon exercise of warrants. Pursuant to the terms of the warrants, Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”) may not exercise its warrants to the extent that such exercise would result in it and its affiliates beneficially owning more that 4.99% of the outstanding shares of Common Stock. Without such limitations, Omicron would beneficially own 760,136 shares, or 5.8% of the outstanding shares of Common Stock. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron; Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital; and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of Common Stock beneficially owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of Common Stock beneficially owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our Common Stock. As of the date of this report, Mr. Olivier H. Morali, an officer of OCI, and Mr. Bruce T. Bernstein, a consultant to OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions with respect to the shares of the Company’s common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of the Company’s common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of Common Stock beneficially owned by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester. The address for Omicron is 650 Fifth Avenue, New York, NY 10019.

(7)
Includes shares issuable upon conversion of Series C Preferred Stock and exercise of warrants. Pursuant to the terms of the Series C Preferred Stock and warrants, Midsummer Investment, Ltd. (“Midsummer”) may not convert its Series C Preferred Stock or exercise its warrants to the extent that such conversion or exercise would result in it and its affiliates beneficially owning more that 4.99% of the outstanding shares of Common Stock. Without such limitations, Midsummer would beneficially own 1,005,327 shares, or 7.6% of the outstanding shares of Common Stock. Midsummer Capital, LLC is the investment manager to Midsummer. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of Common Stock owned by Midsummer. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of Common Stock owned by Midsummer. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of Common Stock and neither person has any legal right to maintain such delegated authority. The address for Midsummer is 295 Madison Avenue, New York, NY 10017.

(8)	Includes 250,000 shares underlying options held by Mr. Albanese which are currently exercisable or become exercisable within 60 days of the date hereof.
(9)	Marie Albanese and Christine Albanese are the wife and daughter, respectively, of Mr. Albanese. Mr. Albanese disclaims beneficial interest in the shares of Common Stock held in such Trust.

(10)	Includes 30,000 shares underlying options held by Mr. Feldman which are currently exercisable or become exercisable within 60 days of the date hereof.
(11)	Includes 15,000 shares underlying options held by Mr. Rule which are currently exercisable or become exercisable within 60 days of the date hereof.
(12)	Information regarding Mr. Harbison, whose employment terminated on April 20, 2007, is given to the Company’s knowledge.
(13)
Includes 92,000 shares underlying options held by Mr. McDade which are currently exercisable or become exercisable within 60 days of the date hereof. Information regarding Mr. McDade, who resigned on June 1, 2007, is given to the Company’s knowledge.

(14)	Information regarding Mr. Salmon, who resigned on January 12, 2007, is given to the Company’s knowledge.
(15)
Does not include Messrs. Mindes, Harbison, McDade or Salmon, who are no longer directors or executive officers. Includes an aggregate of 295,000 shares underlying options held by all directors and current executive officers as a group which are currently exercisable or become exercisable within 60 days of the date hereof. Does not include 302,304 shares held by The Marie Albanese Trust (see Note 9 above).

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominations and Election of Directors

The Board has nominated Bernard Albanese, Bruce Feldman and Philip Rule (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company’s 2008 annual meeting of stockholders and until their respective successors have been elected and qualified. The Board has determined that Messrs. Feldman and Rule are “independent” as defined by the rules of the National Association of Securities Dealers and that Mr. Feldman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-B.

Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Information Regarding Nominees

The following table sets forth the names of the nominees and certain information with regard to each nominee.

Name	Age	Position with the Company
Bernard Albanese	59	Chairman of the Board, Chief Executive Officer and President and Director
Bruce Feldman (1)(2)(3)	58	Director
Philip Rule (1)(2)(3)	70	Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating Committee
(3)	Member of the Stock Option Committee

Bernard Albanese has served as Chairman of the Board of the Company since March 2006, as Chief Executive Officer of the Company since January 2006, as President of the Company since September 1996, as Treasurer between July 1995 and March 2002, as Vice President-Systems from July 1995 until August 1996, and as a director since October 1996. From 1993 to 1995, Mr. Albanese was Vice President—Operations of Advanced Data Systems Inc., a provider of medical-related computer systems, in which position he was responsible for all installation, training and telephone support for an installed base of over 1,000 customers. Mr. Albanese was a co-founder of Script Systems Inc. and was its Executive Vice President until 1993. From 1980 to 1986, Mr. Albanese served as Vice President of Information Industries, Inc., in which position he was responsible for, among other things, software development for the Midwest Stock Exchange and other large projects.

Bruce Feldman has served as a director of the Company since March 2004. Mr. Feldman is a senior partner of Feldman Sablosky Massoni & Co., a public accounting firm where he has served since 1989. Mr. Feldman has extensive experience assisting companies with their S.E.C. filings, has worked with several companies in their initial public offerings and has over thirty years experience in the practice of public accounting. Mr. Feldman is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Public Accountants.

Philip Rule has served as a director of the Company since March 2006. Mr. Rule is a technology and software executive with over 35 years experience. Mr. Rule is currently the Non-executive Chairman of Safe Computing Ltd., a software firm in England as well as the Non-executive Chairman of Rule Financial Ltd, an information technology consulting firm in London. In the early 1970s, Mr. Rule founded Safe Computing Ltd in partnership with the Chubb Group. Over the next several decades, he developed Safe Computing into a leading supplier in its market sectors. Mr. Rule has been a non-

executive director of Kode International plc, an electronics group, and United Computing and Technology Holdings Plc, a venture capital company, as well as a number of private companies providing computer services. Mr. Rule has written numerous articles and has lectured extensively in the UK and Europe.

All directors hold their office until the next annual meeting of stockholders of the Company and until their respective successors are elected and qualified.

Information Concerning the Board of Directors and Committees

The business and affairs of the Company are managed by the Board, which met fourteen times and acted by unanimous written consent numerous times during the fiscal year ended September 30, 2006. During such fiscal year, all current directors attended at least 75% of the meetings of the Board and each of the Committees on which they served. The Board maintains three standing committees: the Audit Committee, the Stock Option Committee and the Nominating Committee. The Board does not have a compensation committee. Directors are encouraged to attend annual meetings of stockholders of the Company, although the Company does not have a formal policy in this regard. Four directors, constituting all of the members of the Board at that time, attended the last annual meeting.

The Stock Option Committee, consisting of Bruce Feldman and Philip Rule, has authority to administer the Company’s 1995, 1996 and 2006 Stock Option Plans, and in this capacity determines the persons to whom options should be granted under the 2006 Plan and the number of options to be granted to such persons. The Stock Option Committee did not meet during the fiscal year ended September 30, 2006 but acted by unanimous written consent several times during the fiscal year ended September 30, 2006.

The Nominating Committee, consisting of Bruce Feldman and Philip Rule, generally identifies nominees based upon suggestions by the Board, management members and/or shareholders, and evaluates those persons on its own. The criteria for selection of the Company’s board members include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of the Company’s business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among board members. The Nominating Committee has used these criteria to evaluate potential nominees. The Nominating Committee does not evaluate proposed nominees differently depending upon who has made the proposal. The Company has not to date paid any third party fee to assist in this process.

The Nominating Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Nominating Committee did not meet during the fiscal year ended September 30, 2006. The Nominating Committee has not to date adopted a formal process because it believes that the informal consideration process has been adequate given the historically small number of those proposals. If a shareholder wishes to suggest a proposed name for Nominating Committee consideration, the name of that nominee and related personal information should be forwarded to the Chairman of the Board, at least six months before the next annual meeting to assure time for meaningful consideration by the Nominating Committee. The Nominating Committee does not have a charter. All of the members of the Nominating Committee are independent as defined by the rules of the National Association of Securities Dealers.

Although the Company has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process, in which any communication sent to the Board in care of the Chairman of the Board, President or other corporate officer is forwarded to the Board, has served the Board’s and its shareholders’ needs. There is no screening process, and all shareholder communications which are received by officers for the Board’s attention are forwarded to the Board. The Board may in the future consider development of more specific procedures, however, until any other procedures are developed, any communications to the Board should be sent to it in care of the Chairman of the Board.

Report of the Audit Committee1

The Audit Committee, consisting of Bruce Feldman and Philip Rule, operates pursuant to a written charter adopted by the Board, which charter was attached as Appendix A to the Proxy Statement for last year’s annual meeting. The Audit Committee is responsible for monitoring and overseeing the Company’s internal controls and financial reporting processes as well as the independent audit of the Company’s financial statements by the Company’s independent registered public accounting firm. The Audit Committee has authority to engage the Company’s independent registered public accounting firm and to review the independence of the accounting firm, approve the audit and non-audit fees of the independent accountants and review the adequacy of the Company’s internal control procedures. Each of the members of the Audit Committee is independent as defined by the rules of the National Association of Securities Dealers. Since the April 2007 death of Harold Rapaport, which left the company with only two independent directors, there has been a vacancy on the Audit Committee, whose charter requires that the Committee be comprised of three or more directors, each of whom shall be independent directors. The Audit Committee met four times during the fiscal year ended September 30, 2006. The Audit Committee (a) reviewed and discussed the audited financial statements with management of the Company (b) discussed the matters required to be discussed by SAS 61, (c) received the written disclosures and a letter from Eisner LLP, the Company’s current independent public accountant, required by Independence Standards Board Standard No. 1 and has discussed with Eisner LLP its independence and (d) based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, as filed with the Securities and Exchange Commission.

Respectfully submitted,

Bruce Feldman
Philip Rule

__________
1
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended September 30, 2006, 2005 and 2004 to Barry Mindes, the Company’s Chief Executive Officer through December 31, 2005, Bernard Albanese, the Company’s Chief Executive Officer since January 1, 2006 and to executive officers and key personnel, whose annual base salary and bonus compensation exceeded $100,000 for the last completed fiscal year.

Summary Compensation Table
		Annual Compensation (1)		Long Term Compensation
				Awards	Payouts
Name and Principal Positions	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
		($)	($)	(#)	($)
Barry Mindes (2) Chief Executive Officer and Chairman of the Board	2006 2005 2004	94,231 350,000 350,000	-0- -0- -0-	-0- -0- -0-	350,000 (2) -0- -0-
Bernard Albanese (3) Chief Executive Officer and Chairman of the Board	2006 2005 2004	286,154 300,000 300,000	-0- -0- -0-	90,691 -0- -0-	-0- -0- -0-
Andrew Harbison (4) Vice President-Software Development	2006 2005 2004	179,550 173,631 168,462	-0- -0- -0-	-0- 5,000 -0-	-0- -0- -0-
James McDade (5) Vide President-Chief Financial Officer	2006 2005 2004	149,462 141,000 127,692	-0- -0- -0-	24,000 30,000 -0-	-0- -0- -0-
Stephen Salmon (6) Chief Operating Officer of GIG	2006 2005 2004	189,221 182,292 162,167	-0- -0- -0-	-0- 30,000 30,000	-0- -0- -0-

(1)
Excludes personal benefits which did not exceed the lesser of $50,000 or 10%, on annual basis, of such person’s salary and bonus. No person listed in the Table received benefits or other annual compensation during the years shown that exceeded the lesser of $50,000 or 10% of such person’s salary and bonus. (See “Employment Agreements” for a description of the employment agreements between the Company and each of Messrs. Mindes and Albanese, including the benefits payable thereunder.)

(2)
The employment agreement between Mr. Mindes and the Company terminated in accordance with its terms on December 31, 2005 and was not renewed. In accordance with the terms of such Agreement, Mr. Mindes received a $350,000 severance payment in January 2006. Mr. Mindes resigned as Chairman of the Board and a director on February 8, 2006.

(3)
Mr. Albanese became Chief Executive Officer of the Company on January 1, 2006. Prior to that, he was President of the Company. On October 20, 2005, the Company effectively extended the term of 90,691 vested share options held by Mr. Albanese by canceling existing options to purchase the Company’s common stock and replaced them with new options at the same exercise price.

(4)
On June 1, 2005, Mr. Harbison was granted options to purchase 5,000 shares of the Company’s Common Stock at an exercise price of $3.92 per share. Mr. Harbison’s employment terminated on April 20, 2007.

(5)
On March 30, 2006, Mr. McDade was granted options to purchase 24,000 shares of the Company’s Common Stock at an exercise price of $3.92 per share. On November 29, 2004, Mr. McDade was granted options to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $3.04 per share. Mr. McDade resigned on June 1, 2007.

(6)
On August 2, 2004, Mr. Salmon was granted options to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $3.49 per share. On November 29, 2004, Mr. Salmon was granted options to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $3.04 per share. Mr. Salmon resigned on January 12, 2007.

Stock Option Tables

Option Grants in Last Fiscal Year

The following table sets forth for the fiscal year ended September 30, 2006, the options to purchase Common Stock granted to the executives named below.

		Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Sh) (2)	Market Price on Date of Grant	Expiration Date
Barry Mindes	-0-	-0-	-0-	N/A	N/A
Bernard Albanese	90,691	53.8%	$0.73	$2.63 (2)	4/30/2007
Andrew Harbison	-0-	-0-	-0-	N/A	N/A
James McDade	24,000	14.2%	$2.28	$2.28	3/30/2016
Stephen Salmon	-0-	-0-	-0-	N/A	N/A

(1)
During the fiscal year ended September 30, 2006, the Company granted a total of 168,691 options to employees under the 1996 Stock Option Plan and no options were granted to employees under the 1995 Stock Option Plan or the 2006 Stock Option Plan. The total number of options granted in the fiscal year ended September 30, 2006 was used in calculating the percentages set forth above.

(2)
The exercise price for the grant to Mr. Albanese is equal to the exercise price of the options which this grant replaced (See Note 3 to Summary Compensation Table). The exercise price for all other grants of stock options is equal to the fair market value of the Common Stock on the date of the grant of such options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth, as of September 30, 2006, information concerning outstanding options to purchase Common Stock held by the executives named below.

			Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised “In the Money” Options at September 30, 2006 ($)(1)
Name	Shares Acquired on Exercise	Value Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Barry Mindes	-0-	-0-	-0-	-0-	-0-	-0-
Bernard Albanese	75,576	$95,732	290,691	-0-	$187,481	-0-
Andrew Harbison	18,138	$23,706	95,000	-0-	$47,040	-0-
James McDade	5,000	$2,450	60,000	34,000	-0-	-0-
Stephen Salmon	-0-	-0-	48,000	20,000	-0-	-0-

(1)
Options are “in-the-money” at the fiscal year-end if the fair market value of the Common Stock on such date exceeds the exercise price of the option. The last sales price of the securities underlying the options on September 30, 2006, was $1.50 per share. On August 3, 2007 the last sales price of the securities underlying the options was $0.40 per share.

(2)	Value realized is the closing market price of the Common Stock on the date of exercise less the option price, multiplied by the number of shares acquired, or that could be acquired, on exercise.

Employment Agreements

The Company entered into an employment agreement with Barry Mindes, its then Chairman of the Board and Chief Executive Officer, dated as of December 30, 2003, for the period from January 1, 2004 through December 31, 2005, pursuant to which (i) Mr. Mindes was to receive a base salary of not less than $350,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; (iv) six weeks of vacation each year; (v) the use of a leased automobile including all operating, maintenance and insurance expenses; and (vi) severance equal to one year’s base salary and continuation of fringe benefits for one year after the end of the term of the Agreement. In addition, in lieu of participating in the health insurance program provided by the Company, Mr. Mindes may elect to participate in other health insurance (including Medicare), in which case the Company shall pay or reimburse him for (i) any deductible or co-payments required to be paid by him, (ii) any medical or hospitalization costs not reimbursed to him by such other health insurance (and/or Medicare) and (iii) the premiums for his existing life insurance policies in the amount of $200,000, provided that the aggregate payment or reimbursement per annum to which he shall be entitled for all of the foregoing during the term of the Agreement shall not exceed $13,400. Mr. Mindes’ base salary in 2005 was $350,000 per annum. Mr. Mindes decided not to renew his employment agreement, so it terminated in accordance with its terms on December 31, 2005, and accordingly he received a $350,000 severance payment shortly after the expiration date and is entitled to continuation of the health, life insurance and other fringe benefits mentioned above for one year from the expiration date and continued use of the leased automobile until the expiration of the then existing lease. The Company entered into a one-year consulting agreement with Barry Mindes which expired on June 30, 2007 (See “Certain Relationships and Related Transactions”).

On August 10, 2007, the Company entered into an amended and restated one year employment agreement (the “Agreement”) with Bernard Albanese, its Chairman of the Board, Chief Executive Officer and President, and acting Principal Financial Officer, for the period from July 1, 2007 through June 30, 2008 (the “Term”), amending and restating the terms of Mr. Albanese’s employment agreement dated as of June 19, 2007 (the “Prior Agreement”). The primary purpose of the amended terms is to reduce the salary obligations of the Company in the event of early termination (i.e. prior to the completion of the Term) of Mr. Albanese’s employment. In the Prior Agreement, if the Company terminated Mr. Albanese’s employment, other than for cause, the Company would have still been obligated to pay Mr. Albanese $300,000 in salary, less the salary and Bonus (as defined below) he had already been paid during the Term. This salary obligation has been replaced with a 60-day notification period.

The Agreement provides that Mr. Albanese is to receive a base salary of not less than $240,000 per annum plus an incentive compensation bonus of $30,000 for each $1 million of revenue realized by the Company and its subsidiaries on a consolidated basis during the Term, up to a maximum bonus of $120,000 if revenues of $4 million are realized during the Term (the “Bonus”).

The compensation described above is unchanged from the Prior Agreement and from Mr. Albanese’s employment agreement in effect during the period from July 1, 2006 through June 30, 2007. Since January 2007, Mr. Albanese has voluntarily reduced his base compensation from an annual rate of $240,000 to $180,000, a 25% reduction. It is Mr. Albanese’s current intention to continue this voluntary reduction for the foreseeable future until such time as the Company can resolve its cash resources issues. The Prior Agreement included certain benefits for Mr. Albanese upon termination following a “change of control” which are not included in the Agreement.

The Agreement provides that Mr. Albanese will be entitled to: (i) such salary increases, bonuses or other incentive compensation as may be approved by the Board of Directors; (ii) health and life insurance and other fringe benefits substantially similar to those provided in the past and not less than those provided by the Company to its other executive employees; (iii) four weeks of vacation each year; and (iv) severance in the amount of $300,000 and continuation of fringe benefits for one year, in the event (a) the Company terminates his employment other than for “cause” (as defined in the Agreement), or he resigns or if his employment terminates as a result of his death or disability during the Term, or (b) of expiration of the Term without a new employment agreement being entered into which is at least as beneficial to Mr. Albanese as the Prior Agreement. If during the Term the Company terminates Mr. Albanese’s employment other than for cause or he resigns or his employment terminates as a result of death or disability, the Bonus to which he is entitled shall be determined after annualizing the revenue realized by the Company from July 1, 2007 through the last day of the calendar month in which the termination occurred. Under the Prior Agreement revenues would not have been annualized for determining the Bonus. Mr. Albanese is also entitled, at the Company’s expense, to the use of a leased automobile, including all operating, maintenance and insurance expenses. The Agreement also provides that if his employment terminates for any reason whatsoever, including his death or disability, other than by the Company for cause, all stock options theretofore granted to him which have not become exercisable shall vest and become exercisable and remain exercisable in accordance with the Company’s 1995, 1996 and 2006 Stock Option Plans and related stock option agreements, as applicable. The Agreement also provides that Mr. Albanese has the right, in his discretion, to voluntarily retire from the Company and upon such retirement he is entitled to receive $300,000 and continuation of his benefits for a period of one year.

Mr. Albanese has previously entered into an agreement restricting competitive activities for 12 months following termination of his employment and prohibiting disclosure of confidential information of the Company, which agreement remains in effect, except in the case of the Company entering into any form of bankruptcy, insolvency or similar reorganization.

The Company had entered into a letter agreement with James McDade dated as of April 27, 2004, pursuant to which Mr. McDade agreed to continue to perform his functions consistent with his background and experience for a period of six months following a “change of control” (as defined in the 1996 Stock Option Plan) of the Company. In addition, if within one year following a change of control, Mr. McDade’s employment were terminated for any reason other than for “cause”, the Company was required to provide either six months notice of termination or six months severance equivalent to his base salary or a combination thereof. Mr. McDade resigned from the Company on June 1, 2007. No change of control of the Company had occurred.

Director Compensation

The Company pays each outside director $12,000 per year, payable quarterly, except that the outside directors voluntarily waived their cash director fees for the first calendar quarter of 2007. The Company also periodically grants to outside directors options to purchase Common Stock. Each of the outside directors were granted options for 20,000 shares during the fiscal year ended September 30, 2006 and options for 20,000 shares on May 7, 2007. Mr. Feldman’s 2006 grant was at an exercise price of $2.06 per share and Mr. Rule’s 2006 grant was at an exercise price of $2.28 per share, in each case vesting in four equal annual installments beginning on the first anniversary of the grant. Each of the 2007 grants were at an exercise price of $0.45 per share, and vest as to 10,000 shares on September 5, 2007 and as to 5,000 shares each six months thereafter.

For a description of a consulting arrangement which had been entered into with Barry Mindes, former Chairman of the Board of the Company, see “Certain Relationships and Related Transactions.”

Equity Compensation Plan Information

The following table sets forth certain information as of September 30, 2006 regarding the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	1,064,191	$1.58	504,534
Equity compensation plans not approved by security holders	-0-	N/A	N/A

(1)
In January 2006, the Board of Directors adopted, and in March 2006 the stockholders approved, the 2006 Stock Option Plan. There are 500,000 shares of Common Stock authorized and available for issuance pursuant to options that may be granted thereunder, plus any shares subject to the 1,172,669 options under the 1995 Plan and 1996 Plan which were outstanding at March 30, 2006 that expire or terminate. Through September 30, 2006, options to purchase 4,534 shares which were outstanding at March 30, 2006 under the 1995 Plan and 1996 Plans expired.

Code of Ethics

The Company has adopted a code of ethics and business conduct that applies to its principal executive officer, principal financial and accounting officer and other employees. The Code of Ethics and Business Conduct is available on the Company’s website at www.isw.com. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment or waiver of the code with respect to its principal executive officer or principal financial or accounting officer by posting such information on the Company’s website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended September 30, 2006, the Company paid $29,000 in consulting fees to Barry Mindes, the founder and former Chairman of the Board and Chief Executive Officer of the Company, pursuant to a one-year consulting agreement which expired on June 30, 2007.

PROPOSAL NO. 2 - AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has determined that it is advisable to increase the number of authorized shares of the Company’s Common Stock from 20,000,000 to 80,000,000, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation (as previously amended) effecting the proposed increase. No other changes to the Certificate of Incorporation are being proposed.

The Board of Directors believes that an increase in the number of authorized shares of our Common Stock is essential in order for the Company to survive. As we have indicated in our filings with the SEC, we are running out of cash and must raise additional funds in order to continue our operations beyond September 2007. In light of our current low stock price ($0.40 per share on August 3, 2007), and because the shares we issue in a financing would likely have to be issued at a discount to even that low price, any meaningful capital raising would require us to issue (or reserve for issuance upon conversion of a convertible security we might issue) a very substantial number of shares of our Common Stock, probably together with warrants for yet additional shares. Moreover, the issuance of shares at a price substantially below the current $3.75 conversion price of our Series C Preferred Stock will trigger the “full ratchet” anti-dilution adjustment provisions in our Series C Preferred Stock and outstanding warrants, drastically reducing the conversion and exercise price thereunder to the price per share we receive in a financing and requiring us to reserve a very substantial number of additional shares of Common Stock for issuance upon conversion of the Series C Preferred Stock and exercise of warrants at this much lower price. Although financing requiring a very large number of shares of Common Stock is critical for our Company’s survival, we have only 3,455,250 unreserved shares of Common Stock now available for issuance (and even fewer unreserved shares after giving effect to a required but difficult to estimate reserve for dividends payable on the Series C Preferred Stock until August 3, 2008 which might be paid in shares of Common Stock, more fully discussed below). We are therefore proposing this increase in the authorized number of shares of Common Stock. If we cannot raise additional financing by or shortly after September 30, 2007, whether for lack of sufficient authorized shares or because financing on acceptable terms is otherwise not available to us, our liquidity, financial condition and business prospects will be materially and adversely affected and (unless our business operations generate positive cash flow, which is not currently anticipated to be the case) we will likely have to cease operations.

Currently, our Certificate of Incorporation authorizes an aggregate of 22,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of July 17, 2007, 12,265,715 shares of Common Stock were issued and outstanding (not including 242,000 treasury shares), 1,012,000 shares of Common Stock were reserved for future issuance upon exercise of currently outstanding options issued under our stock option plans, 503,343 shares were reserved for issuance in connection with future grants under our 2006 Stock Option Plan, 1,765,825 shares were reserved for issuance upon exercise of currently outstanding warrants (substantially all of which warrants had been issued as part of prior financings) and 997,867 shares of Common Stock were reserved for issuance upon conversion of our 3,742 outstanding shares of Series C Convertible Preferred Stock. As mentioned above, this leaves only 3,455,250 shares of Common Stock (including the treasury shares) available for future issuance. An additional required reserve of shares of Common Stock for dividends payable on the Series C Preferred Stock until August 3, 2008 (although such dividends could now only be paid in shares of Common Stock with the consent of the Series C Preferred Stock holders) is difficult to accurately determine because it is dependent on our Common Stock price from time to time. But based on 90% of our recent $0.44 stock price (and assuming continuation of a dividend rate of 6% per annum on the Series C Preferred Stock), this would require an additional reserve of approximately 708,712 shares, further reducing shares available for future issuance to 2,746,538 shares. The proposed amendment will not change the authorized number of shares of Preferred Stock.

A total of an additional 60,000,000 shares of Common Stock has been determined by our Board of Directors to be a reasonable estimate of what might be required for the foreseeable future to accommodate the capital raising critical for the Company’s survival, as well as for other opportunities which might involve the issuance of our Common Stock if the Board deems it to be in our and our stockholders’ best interests. Immediately following this increase, if approved, the Company will have 63,455,250 shares of Common Stock authorized but unissued (or not already reserved for other purposes) and available for issuance (but less the above-described reserve required for dividends on the Series C Preferred Stock). These authorized but unissued shares of Common Stock would be available for issuance from time to time as our Board of Directors may deem advisable or required for financings as well as other purposes, including the issuance of shares in connection with acquisitions or other strategic transactions and (if permitted by the holders of the Series C Preferred Stock) to pay dividends on the Series C Preferred Stock otherwise payable in cash (before and after August 3, 2008). Our Board would be able to authorize the issuance of shares for these and other transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the next regularly scheduled annual meeting of stockholders in order to increase the authorized shares of capital stock. The authorized but unissued shares would also be available for management stock options and other equity-based compensation; but the Company believes that it already has sufficient shares reserved (pursuant to previous stockholder approvals of our stock option plans) now for this purpose, and this is not a primary purpose in seeking the authorization of additional shares at this time. If in a particular transaction stockholder approval were required by law, requirements of stock exchanges or markets (which are, however, currently not applicable to the Company), or were otherwise deemed advisable by the Board, then we would present the matter to our stockholders for their approval.

Although during the past year we have announced several proposed financing arrangements and continue to actively seek to raise additional funds through the sale of common equity or convertible securities, we currently have no binding agreements or commitments for a financing to issue any of the shares that would be authorized should this proposal be approved by our stockholders, and we cannot assure you that additional financing or strategic alternatives will be available on terms acceptable to us, or at all, even if stockholders approve the increase in authorized shares.

If we raise additional funds by issuing equity securities, the issuances will almost certainly be at prices below what many of our current stockholders paid and, as mentioned above, will likely also have to be at a discount to current market prices. Accordingly our existing stockholders will be diluted. In addition, future investors may be granted rights superior to those of existing stockholders. Moreover, as mentioned above, if we raise additional funds by issuing equity we will likely trigger the anti-dilution provisions in our Series C Preferred Stock and in our outstanding warrants, causing further dilution to existing stockholders and giving certain other rights to holders of the Series C Preferred Stock.

The shares of Common Stock authorized by this proposal will have the same rights, preferences and privileges as our previously authorized shares of Common Stock. Current holders of our common stock do not have preemptive rights, which means that they do not have a right to purchase a proportionate share of any new issuances of our Common Stock in order to maintain their proportionate ownership of the Company. Therefore, as mentioned above, the issuance of any additional shares of Common Stock will have a dilutive effect on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock.

The proposed increase in our authorized Common Stock, under certain circumstances, could have an anti-takeover effect, although this is not the intent of our Board of Directors in recommending the proposed amendment. For example, it could be possible for our Board of Directors to delay or impede a takeover or change in control of our company by causing additional shares to be issued to holders who might side with the Board in a proxy contest or in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders. The increased authorized capital therefore could have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase in authorized Common Stock could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. Further, the increase in authorized Common Stock could have the effect of permitting our management, including our Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. The proposed amendment is not in response to any effort on the part of any party to accumulate Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change management.

The text of the amendment to the Certificate of Incorporation is attached to this proxy statement as Appendix A. If the amendment is approved by the stockholders, a Certificate of Amendment setting forth the amendment will be filed with the Secretary of State of Delaware promptly thereafter, upon which the amendment will become effective.

Vote Required

Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding Common Stock and Series A Preferred Stock, voting as a single class. Accordingly, abstentions and broker non-votes will have the effect of being a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3 - RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007. Eisner LLP has served as the Company’s independent registered public accounting firm since 2001.

Representatives of Eisner LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Billed to the Company by Eisner LLP
for the Fiscal Years Ended September 30, 2006 and 2005

Audit Fees:

Fees billed to the Company by Eisner LLP for the Company’s fiscal years ended September 30, 2006 and 2005 for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s quarterly reports on Form 10-QSB for the periods ended December 31, March 31, and June 30, totaled $112,000 and $83,000, respectively.

Audit-Related Fees:

No fees were billed to the Company by Eisner LLP for audit-related services during the fiscal years ended September 30, 2006 and 2005.

Tax Fees

No fees were billed to the Company by Eisner LLP for any professional services for tax compliance, tax advice and tax planning during the fiscal years ended September 30, 2006 and 2005.

All Other Fees:

The Company engaged Eisner LLP to provide professional services relating to the review of several registration statements and related matters during the year ending September 30, 2005. Fees billed for these services totaled $16,500.

The Audit Committee’s policy is to pre-approve all services (audit and non-audit) to be provided to the Company by the Independent auditor. All services (audit and non-audit) provided to the Company during fiscal years ended September 30, 2006 and 2005 were pre-approved. The Audit Committee believes that any non-audit services provided by Eisner to the Company did not impair the auditor’s independence.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

OTHER BUSINESS

Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying Proxy will vote such Proxy in their discretion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or filed with the SEC and written representations that no other reports were required, other than Mr. Vincent Caldwell (formerly a director of the Company, who resigned effective March 30, 2007), who filed a Form 3 late, and Mr. Albanese, who filed a Form 4 late, its directors, executive officers and greater than 10% stockholders complied with these requirements during the fiscal year ended September 30, 2006.

ANNUAL REPORT

The Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 2006, including financial statements but excluding exhibits, is being furnished herewith to stockholders of record of the Company on the Record Date. The Annual Report does not constitute a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any stockholder desiring to present proposals to stockholders at the 2008 Annual Meeting of Stockholders of the Company and who wishes to have such proposal set forth in management’s proxy statement must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company a reasonable time before the Company begins to print and send its proxy materials for the 2008 Annual Meeting. The Company intends to provide further details in this regard in a future Quarterly Report on Form 10-QSB or in its next Annual Report on Form 10-KSB. All such proposals should be in compliance with applicable SEC regulations. If a stockholder intends to submit a proposal at the Company’s annual meeting in 2008, which proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice to the Company a reasonable time before the Company sends its proxy materials for the 2008 Annual Meeting. The Company intends to provide further details in this regard in a future Quarterly Report on Form 10-QSB or in its next Annual Report on Form 10-KSB. If any such stockholder fails to comply with the foregoing notice provisions, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2008 Annual Meeting.

By Order of the Board of Directors

Bernard Albanese
Chairman of the Board

A copy of the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2006, including financial statements and schedules thereto filed with the SEC, is available without charge to stockholders upon written request addressed to Bernard Albanese, Interactive Systems Worldwide Inc., 2 Andrews Drive, West Paterson, New Jersey 07424.

Appendix A

Proposed Amendment to Article Fourth

of

CERTIFICATE OF INCORPORATION

of

INTERACTIVE SYSTEMS WORLDWIDE INC.

FIRST: Section A of Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

I. FOURTH: A. The total number of shares of capital stock which may be issued by the Corporation is eighty-two million (82,000,000), divided into classes of which eighty million (80,000,000) shall be Common Stock, par value $.001 per share, and of which two million (2,000,000) shall be Preferred Stock, par value $.001 per share.

ANNUAL MEETING OF STOCKHOLDERS OF

INTERACTIVE SYSTEMS WORLDWIDE INC.

September 17, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303000000000000 7 091707

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Bernard Albanese
- ○ Bruce Feldman
- ○ Philip Rule

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock by 60,000,000 shares, from 20,000,000 to 80,000,000.	☐	☐	☐
3. To ratify the selection of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2007.	☐	☐	☐
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN ABOVE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.